NEWS	Exhibit 99.1

Tammy Dean
Sr. Director, Corporate Finance and Investor Relations
(813) 830-5311

Bloomin’ Brands Announces 2023 Q1 Financial Results
Q1 Diluted EPS of $0.93 and Adjusted Diluted EPS of $0.98
Q1 Combined U.S. Comparable Restaurant Sales Growth of 5.1%
Reaffirms All Fiscal Year 2023 Guidance

TAMPA, Fla., April 28, 2023 - Bloomin’ Brands, Inc. (Nasdaq: BLMN) today reported results for the first quarter 2023 (“Q1 2023”) compared to the first quarter 2022 (“Q1 2022”).

CEO Comments
“The first quarter was a strong start to the year, and I am pleased with the progress of all our brands,” said David Deno, CEO. “Our Q1 results reflected the work we are doing to elevate the customer experience and drive healthy top-line growth. These efforts have resulted in enhanced sales and profits, which set us up well to achieve our 2023 goals.”

Diluted EPS and Adjusted Diluted EPS
The following table reconciles Diluted earnings per share to Adjusted diluted earnings per share for the periods indicated:

	Q1
	2023	2022	CHANGE
Diluted earnings per share	$0.93	$0.73	$0.20
Adjustments (1)	0.05	0.07	(0.02)
Adjusted diluted earnings per share (1)	$0.98	$0.80	$0.18

___________________
(1)Adjustments for the periods presented reflect consideration of our convertible note hedge, which offsets the dilutive impact of the shares underlying the 2025 Notes. There were no adjustments to Net income during the periods presented. See Non-GAAP Measures later in this release.

First Quarter Financial Results

(dollars in millions, unaudited)	Q1 2023	Q1 2022	CHANGE
Total revenues	$1,244.7	$1,140.5	9.1%
Operating income margin	9.7%	9.4%	0.3%
Restaurant-level operating margin (1)	17.9%	17.1%	0.8%
___________________
(1)See Non-GAAP Measures later in this release.

•The increase in Total revenues was primarily due to: (i) higher comparable restaurant sales, (ii) the net impact of restaurant openings and closures, (iii) the benefit of Brazil value added tax exemptions and (iv) the effect of foreign currency translation.

•Operating income margin improved from Q1 2022 due to: (i) increases in comparable restaurant sales, primarily driven by an increase in menu pricing and lapping the impact of COVID-19 in Brazil and Hong Kong, (ii) the impact of certain cost saving initiatives and (iii) the benefit of Brazil value added tax exemptions. These increases were partially offset by commodity, labor and operating expense inflation.

First Quarter Comparable Restaurant Sales

THIRTEEN WEEKS ENDED MARCH 26, 2023	COMPANY-OWNED
Comparable restaurant sales (stores open 18 months or more):
U.S.
Outback Steakhouse	4.9%
Carrabba’s Italian Grill	6.7%
Bonefish Grill	5.2%
Fleming’s Prime Steakhouse & Wine Bar	3.6%
Combined U.S.	5.1%

International
Outback Steakhouse - Brazil (1)	14.3%
_________________
(1)Excludes the effect of fluctuations in foreign currency rates and the benefit of Brazil value added tax exemptions. Includes trading day impact from calendar period reporting.

Dividend Declaration and Share Repurchases
On April 18, 2023, our Board of Directors declared a quarterly cash dividend of $0.24 per share, payable on May 24, 2023 to stockholders of record at the close of business on May 10, 2023.

Through April 26, 2023, we repurchased 1.1 million shares for a total of $27 million. On February 7, 2023, our Board of Directors approved a $125 million authorization (the “2023 Share Repurchase Program”) that will expire on August 7, 2024. We have $113 million of share repurchase authorization remaining under the 2023 Share Repurchase Program.

Fiscal 2023 Financial Outlook
We are reaffirming all aspects of our full-year financial guidance as previously communicated in our February 16, 2023 earnings release.

Q2 2023 Financial Outlook
The table below presents our expectations for selected fiscal Q2 2023 operating results:

Financial Results:	Q2 2023 Outlook
U.S. comparable restaurant sales	0.5% to 1.5%

GAAP diluted earnings per share (1)	$0.59 to $0.64

Adjusted diluted earnings per share (2)	$0.62 to $0.67
_________________
(1)For GAAP purposes assumes weighted average diluted shares of approximately 98 million.
(2)Assumes weighted average adjusted diluted shares of approximately 93 million, which includes the benefit of the convertible note hedge entered into in May 2020.

Conference Call
The Company will host a conference call today, April 28, 2023 at 8:15 AM EDT. The conference call will be webcast live from the Company’s website at http://www.bloominbrands.com under the Investors section. A replay of this webcast will be available on the Company’s website after the call.

Non-GAAP Measures
In addition to the results provided in accordance with GAAP, this press release and related tables include certain non-GAAP measures, which present operating results on an adjusted basis. These are supplemental measures of performance that are not required by or presented in accordance with GAAP and include: (i) Restaurant-level operating income and the corresponding margin and (ii) Adjusted diluted earnings per share.

Restaurant-level operating margin is a non-GAAP financial measure widely regarded in the industry as a useful metric to evaluate restaurant-level operating efficiency and performance of ongoing restaurant-level operations, and we use it for these purposes, overall and particularly within our two segments.

We believe that our use of non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on GAAP results and relative to other companies within the restaurant industry by isolating the effects of certain items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance, allocate resources and administer employee incentive plans.

These non-GAAP financial measures are not intended to replace GAAP financial measures, and they are not necessarily standardized or comparable to similarly titled measures used by other companies. We maintain internal guidelines with respect to the types of adjustments we include in our non-GAAP measures. These guidelines endeavor to differentiate between types of gains and expenses that are reflective of our core operations in a period, and those that may vary from period to period without correlation to our core performance in that period. However, implementation of these guidelines necessarily involves the application of judgment, and the treatment of any items not directly addressed by, or changes to, our guidelines will be considered by our disclosure committee. You should refer to the reconciliations of non-GAAP measures in tables four, five and six included later in this release for descriptions of the actual adjustments made in the current period and the corresponding prior period.

About Bloomin’ Brands, Inc.
Bloomin’ Brands, Inc. is one of the largest casual dining restaurant companies in the world with a portfolio of leading, differentiated restaurant concepts. The Company has four founder-inspired brands: Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill and Fleming’s Prime Steakhouse & Wine Bar. The Company owns and operates more than 1,450 restaurants in 47 states, Guam and 13 countries, some of which are franchise locations. For more information, please visit www.bloominbrands.com.
Forward-Looking Statements
Certain statements contained herein, including statements under the headings “CEO Comments”, “Fiscal 2023 Financial Outlook” and “Q2 2023 Financial Outlook” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “guidance,” “believes,” “estimates,” “anticipates,” “expects,” “on track,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include, but are not limited to: consumer reaction to public health and food safety issues; increases in labor costs and fluctuations in the availability of employees; increases in unemployment rates and taxes; competition; interruption or breach of our systems or loss of consumer or employee information; price and availability of commodities and other impacts of inflation; our dependence on a limited number of suppliers and distributors; the effects of a health pandemic and uncertainties about its depth and duration, as well as the impacts to economic conditions, the responses of domestic and foreign federal, state and local governments to a pandemic and consumer behavior; political, social and legal conditions in international markets and their effects on foreign operations and foreign currency exchange rates; our ability to address environmental, social and governance matters; local, regional, national and international economic conditions; changes in patterns of consumer traffic, consumer tastes and dietary habits; the effects of changes in tax laws; costs, diversion of management attention and reputational damage from any claims or litigation; government actions and policies; challenges associated with our remodeling, relocation and expansion plans; our ability to preserve the value of and grow our brands; consumer confidence and spending patterns; weather, acts of God and other disasters and the ability or success in executing related business continuity plans; the Company’s ability to make debt payments and planned investments and the Company’s compliance with debt covenants; the cost and availability of credit; interest rate changes; and any impairments in the carrying value of goodwill and other assets. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Note: Numerical figures included in this release have been subject to rounding adjustments.

TABLE ONE
BLOOMIN’ BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED
(in thousands, except per share data)	MARCH 26, 2023	MARCH 27, 2022
Revenues
Restaurant sales	$1,228,234	$1,123,575
Franchise and other revenues	16,512	16,960
Total revenues	1,244,746	1,140,535
Costs and expenses
Food and beverage	384,214	359,370
Labor and other related	341,542	312,511
Other restaurant operating	282,927	259,110
Depreciation and amortization	46,302	41,775
General and administrative	65,804	58,674
Provision for impaired assets and restaurant closings	3,324	1,839
Total costs and expenses	1,124,113	1,033,279
Income from operations	120,633	107,256
Interest expense, net	(12,444)	(13,633)
Income before provision for income taxes	108,189	93,623
Provision for income taxes	14,761	15,929
Net income	93,428	77,694
Less: net income attributable to noncontrolling interests	2,117	2,183
Net income attributable to Bloomin’ Brands	$91,311	$75,511

Earnings per share:
Basic	$1.02	$0.85
Diluted	$0.93	$0.73

Weighted average common shares outstanding:
Basic	89,116	89,355
Diluted	98,011	103,454

TABLE TWO
BLOOMIN’ BRANDS, INC.
SEGMENT RESULTS
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED
U.S. Segment	MARCH 26, 2023	MARCH 27, 2022
Revenues
Restaurant sales	$1,080,569	$1,023,635
Franchise and other revenues	12,427	12,772
Total revenues	$1,092,996	$1,036,407
International Segment
Revenues
Restaurant sales (1)	$147,665	$99,940
Franchise and other revenues	4,085	4,188
Total revenues	$151,750	$104,128
Reconciliation of Segment Income from Operations to Consolidated Income from Operations
Segment income from operations
U.S.	$133,243	$132,226
International	24,508	8,884
Total segment income from operations	157,751	141,110
Unallocated corporate operating expense	(37,118)	(33,854)
Total income from operations	$120,633	$107,256
________________
(1)Restaurant sales in Brazil increased $9.6 million during the thirteen weeks ended March 26, 2023 in connection with value added tax exemptions resulting from recent tax legislation.

TABLE THREE
BLOOMIN’ BRANDS, INC.
SUPPLEMENTAL BALANCE SHEET INFORMATION
	MARCH 26, 2023	DECEMBER 25, 2022
(dollars in thousands)	(UNAUDITED)
Cash and cash equivalents	$94,441	$84,735
Net working capital (deficit) (1)	$(672,587)	$(632,290)
Total assets	$3,231,793	$3,320,425
Total debt, net	$767,969	$833,292
Total stockholders’ equity	$322,841	$273,909
_________________
(1)We have, and in the future may continue to have, negative working capital balances (as is common for many restaurant companies). We operate successfully with negative working capital because cash collected on restaurant sales is typically received before payment is due on our current liabilities, and our inventory turnover rates require relatively low investment in inventories. Additionally, ongoing cash flows from restaurant operations and gift card sales are typically used to service debt obligations and to make capital expenditures.

TABLE FOUR
BLOOMIN’ BRANDS, INC.
RESTAURANT-LEVEL OPERATING INCOME AND MARGIN NON-GAAP RECONCILIATIONS
(UNAUDITED)
Consolidated	THIRTEEN WEEKS ENDED
(dollars in thousands)	MARCH 26, 2023	MARCH 27, 2022
Income from operations	$120,633	$107,256
Operating income margin	9.7%	9.4%
Less:
Franchise and other revenues	16,512	16,960
Plus:
Depreciation and amortization	46,302	41,775
General and administrative	65,804	58,674
Provision for impaired assets and restaurant closings	3,324	1,839
Restaurant-level operating income (1)	$219,551	$192,584
Restaurant-level operating margin	17.9%	17.1%
_________________
(1)The following categories of revenue and operating expenses are not included in restaurant-level operating margin because we do not consider them reflective of operating performance at the restaurant-level within a period:
(a)Franchise and other revenues, which are earned primarily from franchise royalties and other non-food and beverage revenue streams, such as rental and sublease income.
(b)Depreciation and amortization which, although substantially all of which is related to restaurant-level assets, represent historical sunk costs rather than cash outlays for the restaurants.
(c)General and administrative expense, which includes primarily non-restaurant-level costs associated with support of the restaurants and other activities at our corporate offices.
(d)Asset impairment charges and restaurant closing costs, which are not reflective of ongoing restaurant performance in a period.

U.S.	THIRTEEN WEEKS ENDED
(dollars in thousands)	MARCH 26, 2023	MARCH 27, 2022
Income from operations	$133,243	$132,226
Operating income margin	12.2%	12.8%
Less:
Franchise and other revenues	12,427	12,772
Plus:
Depreciation and amortization	38,163	34,758
General and administrative	25,505	23,445
Provision for impaired assets and restaurant closings	3,324	58
Restaurant-level operating income	$187,808	$177,715
Restaurant-level operating margin	17.4%	17.4%

International	THIRTEEN WEEKS ENDED
(dollars in thousands)	MARCH 26, 2023	MARCH 27, 2022
Income from operations	$24,508	$8,884
Operating income margin	16.2%	8.5%
Less:
Franchise and other revenues	4,085	4,188
Plus:
Depreciation and amortization	5,919	5,536
General and administrative	7,673	4,928
Provision for impaired assets and restaurant closings	—	1,775
Restaurant-level operating income	$34,015	$16,935
Restaurant-level operating margin	23.0%	16.9%

TABLE FIVE
BLOOMIN’ BRANDS, INC.
CONSOLIDATED RESTAURANT-LEVEL OPERATING MARGIN NON-GAAP RECONCILIATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED		FAVORABLE CHANGE YEAR TO DATE
	MARCH 26, 2023	MARCH 27, 2022
Restaurant sales	100.0%	100.0%

Food and beverage	31.3%	32.0%	0.7%
Labor and other related	27.8%	27.8%	—%
Other restaurant operating	23.0%	23.1%	0.1%

Restaurant-level operating margin	17.9%	17.1%	0.8%

TABLE SIX
BLOOMIN’ BRANDS, INC.
ADJUSTED DILUTED EARNINGS PER SHARE NON-GAAP RECONCILIATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED
(in thousands, except per share data)	MARCH 26, 2023	MARCH 27, 2022
Net income attributable to Bloomin’ Brands	$91,311	$75,511

Diluted earnings per share	$0.93	$0.73
Adjusted diluted earnings per share (1)	$0.98	$0.80

Diluted weighted average common shares outstanding	98,011	103,454
Adjusted diluted weighted average common shares outstanding (1)	93,180	94,722
_________________
(1)Adjusted diluted weighted average common shares outstanding was calculated excluding the dilutive effect of 4,831 and 8,732 shares for the thirteen weeks ended March 26, 2023 and March 27, 2022, respectively, to be issued upon conversion of the 2025 Notes to satisfy the amount in excess of the principal since our convertible note hedge offsets the dilutive impact of the shares underlying the 2025 Notes.

TABLE SEVEN
BLOOMIN’ BRANDS, INC.
COMPARATIVE RESTAURANT AND OFF-PREMISES ONLY KITCHEN INFORMATION
(UNAUDITED)
Number of restaurants:	DECEMBER 25, 2022	OPENINGS	CLOSURES	MARCH 26, 2023
U.S.
Outback Steakhouse
Company-owned	566	1	(3)	564
Franchised	127	—	—	127
Total	693	1	(3)	691
Carrabba’s Italian Grill
Company-owned	199	—	—	199
Franchised	19	—	—	19
Total	218	—	—	218
Bonefish Grill
Company-owned	173	—	(1)	172
Franchised	7	—	(2)	5
Total	180	—	(3)	177
Fleming’s Prime Steakhouse & Wine Bar
Company-owned	65	—	—	65
Aussie Grill
Company-owned	7	—	—	7
U.S. total	1,163	1	(6)	1,158
International
Company-owned
Outback Steakhouse - Brazil (1)	139	1	—	140
Other (1)(2)	36	—	—	36
Franchised
Outback Steakhouse - South Korea	86	5	(1)	90
Other (2)	47	1	(1)	47
International total	308	7	(2)	313
System-wide total	1,471	8	(8)	1,471
System-wide total - Company-owned	1,185	2	(4)	1,183
System-wide total - Franchised	286	6	(4)	288
____________________
(1)The restaurant counts for Brazil, including Abbraccio and Aussie Grill restaurants within International Company-owned Other, are reported as of November 30, 2022 and February 28, 2023, respectively, to correspond with the balance sheet dates of this subsidiary.
(2)International Company-owned Other and International Franchised Other each included four Aussie Grill locations as of March 26, 2023.

Number of kitchens (1):	DECEMBER 25, 2022	OPENINGS	CLOSURES	MARCH 26, 2023
U.S.
Company-owned	1	—	—	1
International
Franchised - South Korea	35	—	(10)	25
System-wide total	36	—	(10)	26
____________________
(1)Excludes virtual concepts that operate out of existing restaurants and sports venue locations.

TABLE EIGHT
BLOOMIN’ BRANDS, INC.
COMPARABLE RESTAURANT SALES INFORMATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED
	MARCH 26, 2023	MARCH 27, 2022
Year over year percentage change:
Comparable restaurant sales (restaurants open 18 months or more):
U.S. (1)
Outback Steakhouse	4.9%	9.2%
Carrabba’s Italian Grill	6.7%	11.5%
Bonefish Grill	5.2%	21.3%
Fleming’s Prime Steakhouse & Wine Bar	3.6%	45.7%
Combined U.S.	5.1%	14.0%
International
Outback Steakhouse - Brazil (2)	14.3%	35.9%

Traffic:
U.S.
Outback Steakhouse	(1.5)%	(1.0)%
Carrabba’s Italian Grill	1.7%	3.0%
Bonefish Grill	(0.5)%	7.8%
Fleming’s Prime Steakhouse & Wine Bar	0.2%	28.8%
Combined U.S.	(0.7)%	1.5%
International
Outback Steakhouse - Brazil	2.2%	28.7%

Average check per person (3):
U.S.
Outback Steakhouse	6.4%	10.2%
Carrabba’s Italian Grill	5.0%	8.5%
Bonefish Grill	5.7%	13.5%
Fleming’s Prime Steakhouse & Wine Bar	3.4%	16.9%
Combined U.S.	5.8%	12.5%
International
Outback Steakhouse - Brazil	11.6%	7.6%
____________________
(1)Relocated restaurants closed more than 60 days are excluded from comparable restaurant sales until at least 18 months after reopening.
(2)Includes trading day impact from calendar period reporting. Excludes the effect of fluctuations in foreign currency rates and the benefit of the Brazil tax legislation.
(3)Includes the impact of menu pricing changes, product mix and discounts.

SOURCE: Bloomin’ Brands, Inc.